EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-34391) of our report dated June 16, 1997, on our audit of the financial statements and supplemental schedules of the Momentum Money-Maker 401(k) Retirement Plan as of December 31, 1996 and the year then ended, which report is incorporated by reference in ths Annual Report on Form 11-K.

/s/ COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania 19103
June 23, 1997